MEMORANDUM OF AGREEMENT made the 4th day of June 1998

BETWEEN FIJI PUBLIC SERVICE ASSOCIATION a trade union duly registered under the Trade Union Act Cap 96 (which together with its successors and assigns is hereinafter called "the Lessor") of the one part

AND CUL (FIJI) LIMITED a limited liability company having its registered office at Lautoka (which together with its successors and assigns is hereinafter called "the Lessee") of the other part

BACKGROUND

A.   The Lessor owns an estate in freehold more particularly described in clause
     1.1 as "the Lessor's Property".

B. The Lessor is developing the Centre described in clause 1.1 in the position on the Lessor's Property shown on the Site Plan referred to in clause 1.1.

C. The Lessee wishes to lease the Premises described in clause 1. 1 and the parties have entered into this agreement to record the basic terms of an agreement to lease.

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THIS AGREEEMENT WITNESSETH as follows:-

1.0  INTERPRETATION

1.1  In this Agreement unless the context otherwise requires:

     "MONTHLY RENTAL" means the monthly rental payable by the Lessee to the Lessor pursuant to the terms of the Lease;

     "THE ARCHITECT" means Larsen Holtom Maybin & Company Limited or such other architect retained by the Lessor with the prior written approval of the Lessee in respect of the Centre;

     "THE BUILDER" means Fletcher Construction Company (Fiji) Limited or such other contractor retained by the Lessor with the prior written approval of the Lessee to construct the Centre;

     "THE CENTRE" means the Shopping Centre Complex planned for construction on the Lessor's Property as shown on the Site Plan;

     "THE DATE OF PRACTICAL COMPLETION" means the date on which Suva City Council provides its Certificate of Completion in writing to the Lessor or the date on which possession of the completed Centre is handed over to the Lessor by the Builder for the time being constructing the Centre which in any event shall not be later than 30 November 1998.

     "THE FITTING OUT PERIOD" means the period fixed in clause 2 of the First Schedule;

     "THE LEASE" means the lease agreed pursuant to this Agreement to be entered into pursuant to clause 7 in the form annexed hereto in the Second Schedule;

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     "THE LEASE COMMENCEMENT DATE" means the 28th day after and excluding the
     Date of Practical Completion;

     "THE LESSEE" and "THE LESSOR" includes their respective successors, executors, administrators and assigns;

     "THE LESSEE'S WORK" means the works to be carried out in clause 3 of the First Schedule;

     "THE LESSOR'S PROPERTY" means the land comprised on Certificate of Title No. 24859 being Lot 1 on Deposited Plan No. 6617 and situated at the south western part of the land adjacent to Laucala Bay Road, Suva comprising of an area slightly in excess of one (1) acre;

     "THE LESSOR'S WORK" means the works to be carried out by the Lessor as set out in clause 1 of the First Schedule;

     "THE OUTLINE PLANS" means the outline plans and specifications for the Centre attached to First Schedule;

     "THE PLANS" means the full plans and specifications for the Centre to be developed in accordance with and based on the Outline Plans pursuant to clause 2.1;

     "THE PREMISES" means the supermarket building of approximately 30,0000 square feet to be constructed on the Lessor's Property and includes the adjacent customers' car park;

     "THE SITE PLAN" means the plan of the Lessor's Property showing the approximate location of the Centre.

     "THE WARRANTY PERIOD" means six months from the day after the Lessor has given vacant possession of the Centre to the Lessee in order for the Lessee to carry out the Lessee's work or the date of practical completion whichever is the later.

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1.2  Where obligations bind more than one person those obligations shall bind those persons jointly and severally.

2.0  LESSOR TO COMPLETE BUILDING

2.1 The Lessor shall arrange for the Architect to with due diligence and substantially in accordance with and based on the Outline Plans and specifications of the premises provided by the Lessee to complete the usual detailed plans and specifications required for building permits and construction detail.

2.2  The Lessor shall subject to:

     (a)  the provisions of this Agreement; and

     (b) any delays caused through unavailability of building permits or local authority requirements, strikes, lock-outs, weather, acts of God or Parliament, or loss by fire, explosion, earthquake or perils or causes beyond the reasonable control of the Lessor engage the Builder to complete the Centre and the Premises substantially in accordance with the Plans by the Date of Practical Completion.

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2.3  The Lessor shall at its sole cost and expense arrange with the Builder for the construction works to be carried out with all due diligence, in a thorough and workmanlike manner and in accordance with normal standard trade practices and comply with all lawful conditions imposed by the authority issuing the building permit.

2.4 The Lessor shall have no right to carry out and effect any changes to the Outline Plans, the Plans and the Premises unless the Lessor obtains in writing (prior to the carrying of such changes) from the Lessee a change order to the effect which change order shall not be unreasonably withheld.

2.5 If any materials as set out in the specifications are unprocurable or subsequently prohibited by any statute, regulation or by-law then the Builder may, with the prior written consent signed by the Lessor who shall consult the Lessee, substitute any approved equal permissible materials to be of a value and quality as near as reasonably practicable with the specified materials.

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2.6  The Lessor shall:-

     (a) use reasonable endeavours to ensure that the Date of Practical Completion is not later than 30th day of November 1998;

     (b) keep the Lessee fully informed of any likely change to the estimated completion date as construction proceeds; and

     (c) give as much notice as is reasonably possible of the proposed Date of Practical Completion; and

     (d) obtain all necessary approvals, permits and consent from all relevant statutory authorities before commencement of the Lessor's work and during each and every stage throughout.

2.7 If the Lessor shall fail to deliver possession of the Shopping Centre Complex to the Lessee on or before the date of Practical Completion then the Lessor shall pAy to the Lessee the equivalent of the amount that the Builder is liable to pay to the Lessor as compensation for each day the Builder fails to complete the premises (and if there is no such provision then a sum equal to no less than $1,000.00 per

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     day) as liquidated damages per day including weekends and public holidays between the proposed Date of Practical Completion and the date when the Lessor actually delivers possession of the premises.

2.8 If, at any time during the Warranty Period, the Lessor receives from the Lessee notice of any failure to comply with warranty set forth in clause
     2.1 and 2.3, the Lessor shall within a reasonable time but no later than 21 days of the notice and at such times as the Lessee directs, satisfactorily correct such noncompliance. All costs incidental to such correction and remedy shall be borne by Lessor.

2.9 If, the Lessor fails to satisfactorily correct or remedy any non-compliance or damage in accordance with clause 2.8, then the Lessee shall have the right, but not the obligation to perform, on behalf and at the expense of the Lessor, any correction or remedy which the Lessor has failed to perform and of which the Lessee has given the Lessor notice.

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3.0  LESSEE'S FIT-OUT WORK

3.1 The Lessee shall upon delivery of possession of the Centre or the premises by the Lessor carry out the construction in the Premises of the Lessee's Work and other fitting out works reasonably necessary for the purposes of Lessee's occupation as set out in clause 3 of the First Schedule hereto.

3.2 To enable the Lessee to have the immediate use and occupation of the Premises at the Lease Commencement Date the Lessor shall give to the Lessee the Fitting Out Period during which period the Premises will be available free of rental for the carrying out by the Lessee of the Lessee's Work and any other approved fitting out.

3.3 The Lessor will make the Premises available for occupation by the Lessee for the Fitting Out Period commencing on the date notified by the Lessor under clause 3.2. During the Fitting Out Period the Lessee shall carry out and complete the Lessee's Work and other approved fitting out.

3.4 The Lessee shall not use or occupy the Premises during the Fitting Out Period for any purpose

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     other than the carrying out of the Lessee's Work and any other approved fitting out.

3.5  The Lessee shall:

     (a) with all due speed carry out and complete the Lessee's Work and other approved fitting out in a good and workmanlike manner during the Fitting Out Period;

     (b) complete the interior of the Premises to a high and tasteful standard and in accordance with all statutory regulations applicable.

3.6 The Lessee shall immediately upon the expiry of the Fitting Out Period and prior to the date for the opening of the Centre remove from the Premises and surrounds all rubbish and trade waste so as to leave the Premises and surrounds in a clean and tidy condition. If the Lessee fails to comply with this requirement the Lessor may attend to such removal and cleaning work and recover the full costs of so doing from the Lessee on demand.

3.7 The Premises shall be at the risk of the Lessee from commencement of the Fitting Out Period. The Lessee shall during the Fitting

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     Out Period effect and maintain in full force in the name of the Lessor and the Lessee comprehensive insurance (including contractors all risks and public liability) in respect of the Lessee's Work and other approved fitting out with an approved insurance company.

3.8 The Lessee shall keep against all claims, the lessor indemnified actions, losses and expenses of any nature which the Lessor may suffer or incur or for which the Lessor may become liable in respect of the carrying out and existence of the Lessee's Work.

4.0  FORCE MAJEURE

4.1 If at any time the Lessor is prevented from fulfilling the Lessor's obligations pursuant to this Agreement where such failure is directly or indirectly caused by or in any way arises or results from force Majeure beyond the Lessor's reasonable control, the Lessor may terminate this Agreement by giving written notice to the Lessee accordingly. An act of force Majeure shall include by way of example only flood, earthquake, civil disturbances, war, war rationing allocation or embargoes,, national strikes or labour shortages not peculiar to the Lessor's Property or acts of God or government

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     or local or regional authorities or any branch or agency of them.

5.0  INSURANCE

5.1 Before work is commenced and during the period of construction and extension thereto, the Lessor shall insure the works and upon completion of the Centre in the names of the Lessor and the Lessee for their respective rights and interests against fire floods lightning storm tempest earthquake strikes riots civil commotion malicious damage or action of the State's enemies to their full insurable value.

6.0  ACCESS TO LAND

6.1 The Lessee and the agents of the Lessee are entitled at all reasonable times to enter upon the land to inspect the Lessor's work.

7.0  AGREEMENT TO ENTER INTO A LEASE

7.1 The Lessor agrees to lease and the Lessee to take on the lease of the Premises on the terms set out therein and in accordance with this Agreement. Such Lease shall be in the form and contain the terms, conditions, covenants and

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     provisions of the Lease attached to this Agreement as attached in the
     Second Schedule hereto.

7.2 The Lessee will execute such Lease and redeliver to the Lessor within 30 days of receipt of the Lease by the Lessee or the Lessee's Solicitors.

7.3 Until the Lease has been executed and delivered to the Lessor the parties shall be bound by the terms, covenants and conditions contained in this Agreement.

7.4 The Lessee shall be permitted to lodge a Caveat on the Lessor's Property any time after the execution of this Agreement to protect its interest as a Lessee only PROVIDED HOWEVER that the Lessee shall withdraw its Caveat at the written request or on the application of the Lessor on the condition precedent that the Lessor procures the execution of the deed (to which it will also be a party) by the relevant financial institution from which the Lessor intends to obtain financial assistance for the purposes of construction of the premises herein that the financial institution as mortgagee along with its successors and assigns will not exercise any of its rights as mortgagee

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     including (but not limited to) its powers of sale whereby the Lessee would or may be deprived of any of its rights under the Lease or suffers any loss or damage on account of such exercise AND IT IS FURTHER PROVIDED that the Lessor will after the registration of the said mortgage undertake to register with the Registrar of Titles the Lease giving the Lessee an overall second priority ranking over the Lessor's property and until the Lease is registered as aforesaid the Lessor acknowledges that the Lessee is entitled to register another caveat to protect its interest as Lessee over the Lessor's property.

8.0  PREMISES

8.1 The rentable areas of the Premises shall be subject to final measurement by the Architect whose calculations of area shall be final and binding on both parties.

8.2  The rental area shall not be less than 30,000 sq feet.

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9.0  ARBITRATION

9.1  If any dispute or difference shall arise between the parties as to:

     (a)  the meaning or application of any part of this Agreement; or

     (b) concerning any other matter arising from this Agreement for the proposed lease the dispute or difference ("the Issue") shall be referred to the award of a single arbitrator to be agreed upon between the Lessor and the Lessee.

9.2 If the Lessor and the Lessee are unable to agree upon a single arbitrator within 10 days of either notifying the other in writing of their wish to have the Issue arbitrated then either party ("the Notifying Party") may at any time subsequently by notice in writing to the other party ("the Receiving Party") require the Issue to be determined by two arbitrators (one to be appointed by the Lessor and one to be appointed by the Lessee) and their umpire (to be appointed by the arbitrators before proceeding to determine the Issue). The notice

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     to be given by the Notifying Party Pursuant to this clause shall:

     (a)  nominate the arbitrator appointed by the Notifying Party; and

     (b) require the Receiving Party to nominate their arbitrator by a date not less than 10 days after the date of service of the notice by the Receiving Party; and

     (c) warn the Receiving Party of the consequences under clause 10.3 of failure to appoint an arbitrator by the date specified by the Notifying Party.

9.3 If the Receiving Party shall fail to appoint their arbitrator by the date specified then the Notifying Party may by notice in writing to the Receiving Party have the Issue determined solely by the Notifying Party's arbitrator.

9.4 If any arbitrator appointed pursuant to clauses 9.1 and 9.2 refuses or fails to act in pursuance of the arbitration (including appointing an umpire if necessary) within a reasonable time of their appointment then either the Lessor or the Lessee may (provided the defaulting arbitrator has first been given

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     in writing a reasonable time in which request the President of the Fiji Law to act) Society to appoint a replacement arbitrator or an umpire (if the arbitrators are unable to agree on an umpire) who shall act in lieu of the defaulting arbitrator or as the umpire as the case may be.

9.5  Time shall be of the essence under clauses 9.1 to 9.4 (inclusive).

9.6 The parties agree to be bound by any decision or award completed pursuant to clauses 9.1 to 9.8 (inclusive).

9.7 This provision shall survive the expiration or earlier determination of this Agreement and the commencement, execution, expiration or earlier determination of the Lease.

9.8 A referral to arbitration under clause 9.1 shall be a submission to arbitration under the Arbitration Act and the provisions of that Act shall, to the extent they re not inconsistent with anything in clauses 9.1 to 9.7 (inclusive), apply.

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10.0 ASSIGNMENT

10.1 The Lessee shall have the right to assign this Agreement provided it obtains the prior consent of the Lessor which consent shall not be unreasonably withheld where the proposed assignee is financially sound, reputable and reliable and is able to provide a similar bank bond in respect of the Lease.

11.0 CONSENT

11.1 The Lessor will do all things necessary and incidental to obtain the written consent of the Minister of Lands to the Lease contemplated herein. Such written consent shall be obtained by the Lessor on or before the beginning of the Fitting Out Period.

12.0 SIGNS

12.1 The Lessee shall, at its sole cost and expense, lawfully erect signs concerning the business of the Lessee or displaying the Lessee's name on the parking area and building of the demised premises, and the roof thereof, if permitted by local regulations, by the date of completion

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     and the Lessee agrees to maintain the said signs in good state of repair.

13.0 THE OBLIGATIONS

13.1 The obligation of the Lessee herein shall not merge upon the completion of the Lessor's Work herein but shall continue to be binding.

15.0 NOTICES

15.1 All notices required hereunder shall be in writing and may be personally delivered or mailed by certified or registered mail, addressed to the respective parties, and all notices, demands or other writing to be made, given or sent hereunder, or which may be so given or made or sent by any party to the other shall be deemed to have been fully given or made when personally delivered or if mailed, 3 calendar days following the deposit thereof at the Post Office, registered or certified, postage prepaid, and addressed to the respective parties as follows:-

     Lessor:   The Secretary,
               FIJI PUBLIC SERVICES ASSOCIATION,
               G.P.O. Box 1405,
               Suva, Fiji.
               Tel : 311662
               Fax : 301099
               Attn: Mr. Mahendra Chaudhary

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     Lessee:   The Managing Director,
               CUL (FIJI) LIMITED,
               P.O. Box 7,
               Nadi, Fiji.
               Tel : 722670
               Fax : 720080
               Attn: Mr. Terence Buckley

15.0 COST

15.1 EACH party shall bear its own Solicitors cost in preparing and attending to execution of this Agreement and the Lease except that the Lessee shall pay disbursements for the stamping of the same.

16.0 PROVISO

16.1 This Agreement and the proposed Lease is subject to the consent of the Minister of Lands pursuant to Section 6 of the Land Sales Act and also subject to the Lessor entering into a written contract for construction of the premises with the Builder.

16.2 The Lessee shall be required on execution hereof to provide to the Lessor copies of all relevant consents and approvals from the Minister of Finance, Reserve Bank of Fiji and Trade and Investments Board concerning its right to carry on business in Fiji.

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                                 FIRST SCHEDULE

                            LESSOR AND LESSEES' WORK

1.   THE LESSOR'S WORK

     The Lessor shall carry out all works to construct the Centre and the premises be completed substantially in accordance with the Site Plans, the Outline Plans and the Plans, specifications and calculations provided by the Architect and the Builder as per Site Plans attached hereto.

2.   FITTING OUT PERIOD

     The Fitting Out Period shall be a period of 28 days prior to the Lease Commencement Date.

3.   LESSEE'S WORKS

     The Lessee shall carry out all works to be completed substantially in accordance with the Plans and will provide at the Lessee's own cost:

     (i) installation of Refrigeration equipment (excluding electrical to main panel which is Lessor's responsibility);

     (ii)  installation of steel-racks and shelving;

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     (iii) Computers,Cash Registers and Counters;

     (iv)  Office Equipment & Furniture.

     (v)   Sign Boards, internal partitions, offices and storerooms.

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                           [MAP OF SITE APPEARS HERE]

                           [MAP OF SITE APPEARS HERE]

                                 SECOND SCHEDULE

                                      FIJI

                                      LEASE

FIJI PUBLIC SERVICE ASSOCIATION a trade union duly registered under the Trade Union Act (Cap 96) (hereinafter called "the Lessor") hereby leases to CUL (FIJI) LIMITED a limited liability company having its registered office at Lautoka (hereinafter called "the Lessee") to be held by the Lessee as tenant for the period of ten (10) years commencing no later than the 1st day of January 1999 or if consent of the Minister of Lands is not obtained by that day then the 1st day of the 1st month following the date of the Minister of Land's consent at the monthly rental of $30,850.00 (thirty thousand eight hundred and fifty dollars) per month plus VAT payable on the 1st day of each and every month at the times and in the manner hereinafter provided for the initial period of 5 years and thereafter at a Fair Market Value rent to be agreed between the Lessor and the Lessee for the next 5 years which rent is to be determined in accordance with the procedure set out in clause 4 hereof if no agreement is reached the Lessor and the Lessee which rent in any event shall not be less than $30,850.00 per month TOGETHER WITH ALL THAT improvement by way of a supermarket complex (comprising a floor area of not less than 30,000 square feet) with car-park space for 90 vehicles constructed by the Lessor pursuant to an Agreement dated ____ day of _________, 1998 between the Lessor and Lessee situated on the south western part of the freehold land situated at Laucala Bay Road, Suva hereinafter referred to as "the demised premises" and identified in the Schedule hereto ON ALL THAT OR PARCEL OF LAND described as follows:-

                                                                                           Area
Title Number             Description           Island                City                 A R P
- -------------------------------------------------------------------------------------------------------
                           Lot 1 on                                                Slightly in excess
C. T. 24859              DP No. 6617           Vitilevu              Suva               of 1 acre
- -------------------------------------------------------------------------------------------------------

______________________________________________  Lodged by:  YOUNG & ASSOCIATES,
                                                            SOLICITORS,
___________________   No. ________________                  LAUTOKA. FIJI.

Registered __________ at _________________

           _______________________________      Date ______________________
                  Registrar of Titles
                                                Documents: ________________

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This Lease is subject to the following conditions, restrictions and covenants:

1.   THE Lessee hereby agrees with the Lessor as follows: -

     (a) To pay the reserved rent Plus VAT in Suva to the Lessor or to such agent as it shall from time to time in writing direct;

     (b) To pay promptly all apportioned (according to the area utilized) Suva City Council rates, garbage fees, charges for electricity and water consumed on the demised premises and not to commit or permit any act or omission whereby the water or electricity supply shall be or become liable to be disconnected;

     (c) Subject to paragraph 3(h) hereof from time to time and at all times throughout the said term to uphold and maintain in good and tenantable repair the interior of the walls floors and ceilings but not if it relates to structural aspect thereof of the demised premises and the windows doors locks and fastenings thereof and (but without prejudice to the Lessee's obligations under paragraph (d) of this clause) the electrical water and sewerage installations therein and all the Lessor's fittings and fixtures in connection therewith (fair wear and tear and damage by fire storm earthquake or inevitable accident or strikes and riots or civil commotion or action of the States enemies (without neglect or wilful default of the Lessee) alone excepted and at the expiry or sooner determination of the said term to deliver up to the Lessor the demised premises in and tenantable repair save only as aforesaid;

     (d) At the expense of the Lessee to replace or repair all defective or broken circuit fuses, wall switches and lampholders in the electricity installations of the demised premises, promptly renew the washers or any leaking taps in the demised premises and repair and replace all broken glass including exterior windows in the premises;

     (e) Not to throw or permit to be thrown any rubbish or other substances or things out of any windows or doors of the demised premises or in or about other parts of the said building to which the Lessee shall have access or into any water closet or other water supply apparatus of the demised premises and not to do or permit any act whereby the exterior walls of the demised premises shall be discolored defaced or damaged;

     (f) To duly and promptly comply with all lawful notices and requirements of the relevant City Council; Medical; Health and other proper Public Authorities relating to the demised premises in respect of matters arising from the Lessee's neglect or default;

     (g) (i) Not at any time to do or suffer any act or omission upon or about the demised premises which may render any increased or extra premium payable for the insurance of the said building against loss or damage by fire or which may make void or voidable any policy for such insurance;

          (ii) To keep the Lessor indemnified against all claims, actions, losses and expenses of any nature which the Lessor may suffer or incur or for which the Lessor may become liable in respect of:

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          (1)  The neglect or careless use or misuse by the Lessee or persons under the control of the Lessee of the demised premises or arising out of any faulty fixture or fitting of the Lessee;

          (2) Any accident or damage to property or any person arising from any occurrence in or near the demised premises wholly or in part by reason of any act or omission by the Lessee or persons under the control of the Lessee;

     (h) Not to suffer or permit any person or persons to carry out or permit to be carried on in or upon the demised premises any noise or offensive or immoral business trade calling or purpose nor create any nuisance thereon or do or suffer to be done any act matter or thing which shall or may be or may grow to the annoyance nuisance grievance damage or disturbance of the Lessor or occupiers of any adjoining lands or premises;

     (i) To permit the Lessor or its servants agents contractors or workmen at all reasonable times and on giving notice to the Lessee to enter into and upon the demised premises to view the state and condition thereof or for the purpose of executing repairs or renovations thereto or to any other part of the building of which the demised premises form part provided however that the Lessor its servants agents contractors or workmen shall not enter any strong-room cage or place in the demised premises where money securities or documents are kept unless accompanied by an officer of the Lessee and that the Lessor will use all reasonable endeavors to ensure that any repair or renovation work shall be carried out in a manner which will not unduly interfere with the Lessee's business;

     (j) The Lessee will not without the consent in writing of the Lessor bring upon the demised premises any machinery or plant or equipment unless reasonably necessary or proper for the conduct of the Lessees use of the demised premises as herein provided and in no event shall any such machinery plant or equipment be of such nature or size as to cause or in the reasonable opinion of the Lessor be likely to cause any structural or other damage to the floors or walls or any other parts of the demised premises or the common parts. Before bringing any such equipment upon the demised premises, or the common parts the Lessee shall inform the Lessor of the Lessee's intention so to do and the Lessor may direct the routing installation and location of all such machinery plant and equipment and the Lessee shall observe and comply with all such directions PROVIDED HOWEVER the Lessor acknowledges that not withstanding the foregoing, it will and does permit the Lessee to use heavy duty fork lifts on the demised premises or the common parts in the normal course of business;

     (k) The Lessee will not use or permit to be used the premises or any part thereof otherwise then as a supermarket;

     (l) The Lessee will not assign transfer demise sublet or part with or share the possession of or grant any license affecting or otherwise deal with or dispose of the demised premises or any part thereof or any act or deed procure the demised premises or any part thereof to be assigned transferred demised sublet shared or put into the possession of any person or persons without the consent in writing of the Lessor first had and

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

          obtained which consent shall not be reasonably or arbitrarily withheld where the assignee or sub-lessee is financially sound reputable and reliable and is able to provide a similar bank bond in respect of this Lease as set out in clause 13 hereof.

2.   THE Lessor hereby agrees with the lessee as follows:-

     (a) Except as expressly made payable by the Lessee to duly and punctually pay all insurance premiums and other assessments and charges levied charged or imposed on the Lessor's said land and/or the building thereon or on the Lessor or occupier thereof in respect thereof;

     (b) The Lessee paying the rent hereby reserved and observing and performing all and singular the agreements and stipulations on the Lessee's part herein contained or implied shall peaceably hold and enjoy the demised premises during the said term of years without any interruption by the Lessor or any person rightfully claiming under or in trust for the Lessor;

     (c) The Lessor will keep in good and tenantable repair and condition the buildings on the demised premises so that the Lessee shall have the full and free use and benefit thereof and the demised premises and without limiting the generality of the foregoing the Lessor will at all times maintain in good condition and proper working order the water electrical sewerage and drainage installation in or serving the said buildings or the demised premises except in the case of a defect occasioned by the negligence or default of the Lessee;

     (d) The Lessee may at its option and at its own cost, paint the interior or exterior of the demised premises or any part thereof during the currency of the Lease;

     (e) The Lessor will insure and keep insured during the currency of this Lease all buildings on the demised premises for their full replacement value against all risks including (but not limited to) fire, malicious damage, hurricane and earthquake and shall apply all or any proceeds received under any policy of insurance towards reinstatement or repair of the buildings or any part thereof as hereafter provided.

3. IT is hereby agreed and declared by and between the parties hereto as follows:-

     (a) If the demised premises or any part thereof shall at any time during the continuance of this lease be partially destroyed or damaged by fire floods lighting storm tempest earthquake strikes riots civil commotion or action of the State's enemies but not to such an extent as to render the same unfit for the occupation and use of the Lessee then the Lessor will at Lessor's expense forthwith and with all reasonable speed reinstate the same and a fair and just proportion of the rent hereby reserved according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the premises shall have been reinstated and made fit for the occupation and use of the Lessee and in the case of any dispute arising as to the amount of such abatement of rent the same shall be referred to arbitration under the provisions of the Arbitration Act;

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

     (b) In case the demised premises shall be destroyed or damaged by fire flood lightning storm tempest earthquake strikes riots civil commotion or action of the State's enemies to such an extent as to render the same wholly untenantable or if through the lawful act of any public authority the Lessee shall be deprived of the use and enjoyment of the demised premises then at the absolute option of the Lessee to be exercised in writing the Lease hereby created may immediately cease and determine but without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant or provisions hereof. If the Lessee does not so exercise the lessee right to determine this Lease within (6) six months from the date of entitlement or if it earlier notifies the Lessor of its desire not to so determine the Lease then this Lease shall continue for the remaining term and any renewal hereby granted in respect of the demised term premises. In that event the Lessee shall be entitled to construct such new building as it shall decide and the Lessor will apply or cause to be applied insurance proceeds received by or for it towards such cost of construction;

     (c) If the whole of the demised Premises, or if such portions of the facilities and building improvements comprising part of the demised Premises as may be required for the reasonable use of the Lessee's business, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease, at the option of the Lessee, shall automatically terminate as of the date of any final judgment entered under such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. In the event the Lessee does not exercise such right to terminate this lease, this Lease shall continue and the Lessee shall continue in possession of the remainder of the demised Premises under the terms herein provided, except that the monthly rent payable herein shall be reduced in proportion to the amount of the land area of the demised Premises so taken. The Lessee shall have the right to recover from any condemning authority that portion of any award attributed to the Lessee's leasehold interest;

     (d) If and whenever the rent shall be in arrear and unpaid for twenty (21) days from the due date the same may be levied by distress;

     (e) Without prejudice to the rights power and remedies of the Lessor otherwise under this Agreement the Lessee will pay to the Lessor interest at the rate of 13.5% per annum on any moneys including rent due but unpaid for seven (7) days by the Lessee to the Lessor on any account whatsoever pursuant to this Agreement such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable in like manner as rent in arrears;

     (f) If the rent hereby reserved or any part thereof shall be in arrear and unpaid for the space of twenty-eight (28) days whether the same shall have been legally or formally demanded or not or if and whenever there shall be any breach or non-observance or non-performance of any stipulation condition or agreement herein on the part of the Lessee contained or implied it shall be lawful for the Lessor forthwith or at any time thereafter without making any demand or giving any notice or doing or seeing to the doing of any act matter or thing to re-enter upon and take possession of the demised

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

          premises or any part thereof in the name of the whole whereupon the term hereby created shall absolutely cease any rent due or accruing due hereunder or from liability for any antecedent breach of any stipulation agreement or condition hereunder;

     (g) That no waiver by the Lessor of one breach of any covenant obligation or provision in this Lease contained or implied shall operate as a waiver of another breach of the same or of any other covenant obligation or provision in this Agreement contained or implied;

     (h) In the event of the Lessee holding over after the expiration or sooner determination of the term hereby granted or any lawful renewal thereof with the consent of the Lessor the Lessee shall become a monthly Lessee only of the Lessor at a monthly rental equivalent to a monthly rent payable by the Lessee hereunder after the expiration or sooner determination of such term or renewal thereof and otherwise on the said terms and conditions mutatis mutandis as those herein contained so far as applicable;

     (i) The Lessee may prior to the commencement of the said term and from time to time during the said term and at its discretion make erect or install alterations additions decorations improvements fixtures fittings and appliances within the existing building on the demised premises for the purpose of its business and such shall remain the property of the Lessee and upon the expiration or earlier termination of this Lease, the Lessee may remove the same provided that it makes good any damage to the Lessor's premises occasioned by such removal.

4. AS long as the Lessee is not in default under this Lease, the Lessee shall have the option to renew the term of this Lease for two renewal terms (each, a "Renewal Term") of five (5) years provided the Lessee gives to the Lessor at least nine (9) months notice of its intention to renew the Lease such renewal to be upon the covenants, terms and conditions as set forth in this Lease, except that annual rent for such Renewal Term will be the "Fair Market Rental Value" (defined below) of the Premises at the commencement of the Renewal Term but in any event the annual rent shall not be less than the rent for the previous term. In order to exercise its option to renew, Lessee shall give written notice to Lessor not less that one (1) year prior to the end of the then-current lease term.

"Fair Market Rental Value" shall be determined as follows: Lessor and Lessee shall seek to agree as to Fair Market Value within thirty (30) days after Lessee gives Lessor notice of its election to renew this Lease. If Lessor and Lessee do not agree about Fair Market Rental Value within such thirty (30) day period, the following provisions shall apply:

     (a) Within fifteen (15) days after the expiration of the thirty (30) day period, the Lessor and Lessee shall each identify an impartial, licensed real estate professional familiar to

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

          the Suva area to act as a valuation expert. If either party fails to appoint an expert within such fifteen (15) day period, then the determination of the expert first appointed will be final, conclusive and binding on both parties.

     (b) The named experts shall together determine the Fair Market Rental Value. In making such determination, the experts shall consider the rentals at which leases are being concluded for comparable space in the Building and for comparable space in comparable buildings. If the experts fail to agree on the Fair Market Rental Value within thirty
          (30) days of their appointment and the difference in their conclusions about Fair Market Rental Value is (10%) or less of the lower of the two determinations. Fair Market Rental Value shall be the average of the two determinations.

     (c) If the two experts fail to agree on Fair Market Rental Value and the difference between the two determinations exceeds ten percent (10%) of the lower of the two determinations then the experts shall appoint a third expert, similarly impartial and qualified, to determine the Fair Market Rental Value. This third expert shall determine the Fair Market Rental Value within thirty (30) days of his or her appointment, and his or her determination will be final, conclusive and binding on Lessor and Lessee. The Lessor and Lessee shall each execute and deliver an agreement confirming annual rent for the renewal term.

     (d) The Lessor and the Lessee shall each pay the fees of any expert appointed by the Lessor and Lessee, respectively, and Lessor and Lessee shall each pay one-half (1/2) of the fees of the third expert, if any.

5. IN consideration of the sum of $1.00 (One dollar) paid to the Lessor by the Lessee (the receipt of which sum the Lessor hereby acknowledges) the Lessor agrees and undertakes that if at any time during the term of this Lease or any renewal thereof the Lessor shall decide to sell the property comprised in Certificate of Title No. 24859 then the said property shall be first offered in writing to the Lessee. The said offer shall be at a price and upon the terms and conditions as the Lessor shall advise and the offer shall remain open for acceptance by the Lessee for such period as shall be stipulated being not less than one month from the date of the service of the offer upon the Lessee. Upon receipt of

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

the said offer the Lessee may cause a valuation to be done at its cost of the property by a qualified registered valuer in Fiji appointed mutually by the parties or failing agreement by the firm. Such valuation shall be used by the parties as a basis for negotiating an acceptance of the said offer or any other price that may be mutually agreed. Should the parties fail to mutually agree upon a price or should the Lessee refuse to accept the said offer or fail to do so within the stipulated time then the Lessor shall be free to sell the said property to anyone else but such sale shall not be at a price lower nor the terms and conditions any less onerous than those already offered to the Lessee. In any event the cost of the said valuation shall be shared equally by the Lessor and the Lessee.

6. THIS Lease is subject to the consent of Minister of Lands pursuant to the provisions of Section 6 of the Lands Sales Act. The Lessor shall obtain such consent before the execution of this Lease.

7. (a) THE Lessee shall pay all Value Added Tax (or any similar tax levied in substitution therefore) on all payments by the Lessee in terms of this Lease where such payments are levied with such tax.

     (b) THE Lessee shall upon demand pay to the Lessor all Value Added Tax (or Any similar tax levied in substitution therefore) paid or payable by the Lessor in respect of:

          (i)   the rental payable under this Lease;

          (ii) any other payments paid or payable by the Lessee under this Lease or paid by the Lessor on behalf of the Lessee in terms of the Lessee's obligations to make such payment under this Lease.

8.   (a)  IF any dispute or difference shall arise between the parties as to:

          (i)   The meaning or application of any part of this Lease; or

          (ii) Any other matter in connection with or which may have an effect on this Lease the dispute or difference ("the Issue") shall be referred to the award of a single arbitrator to be agreed upon between the Lessor and the Lessee.

     (b) If the Lessor and the Lessee are unable to agree upon a single arbitrator within 10 days of either the Lessor or the Lessee notifying the other in writing of their wish to have the Issue arbitrated then either party ("the Notifying Party") may at any time subsequently by notice in writing to the other party ("the Receiving Party") required the Issue to be determined by two arbitrators (one to be appointed by the Lessor and one to be appointed by the Lessee) and their umpire (to be appointed by the arbitrators before proceeding to determine the Issue). The notice to be given by the Notifying Party pursuant to this subclause shall:

          (i)   Nominate the arbitrator appointed by the Notifying Party; and

          (ii) Require the Receiving Party to nominate its arbitrator by a date not less than 10 days after the date of service of the notice on the Receiving Party; and

          (iii) Warn the Receiving Party of the consequences under subclause 8
                (c) of failure to appoint an arbitrator by the date specified by the Notifying Party.

     (c) If the Receiving Party shall fail to appoint its arbitrator by the date specified then the Notifying Party may by notice in writing to the Receiving Party have the Issue determined solely by the Notifying Party's arbitrator.

     (d) If any arbitrator appointed pursuant to subclauses 8 (a) or (b) refuses or fails to act in pursuance of the arbitration (including appointing an umpire if necessary) within a reasonable time of their appointment then either the Lessor or the Lessee may (provided the defaulting arbitrator has first been given in writing a reasonable time in which to act) request the President of the Fiji Law Society to appoint a replacement arbitrator or an umpire (if the arbitrators are unable to agree on an umpire) who shall act in lieu of the defaulting arbitrator or as the umpire as the case may be.

     (e)  Time shall be of the essence under this clause.

     (f) The parties agree to be bound by any decision or award completed pursuant to this clause.

     (g) This provision shall survive the expiration or earlier determination of this Lease.

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

     (h) Any referral to arbitration under this clause shall be a submission to arbitration under the Arbitration Act Cap 38 which Act shall, to the extent not inconsistent with anything in this clause, apply to any such submission.

10. ALL notices required hereunder shall be in writing and may be personally delivered or mailed by certified or registered mail, addressed to the respective parties, and all notices, demands or other writing to be made, given or sent hereunder, or which may be so given or made or sent by any party to the other shall be deemed to have been fully given or made when personally delivered or if mailed, 3 calendar days following the deposit thereof in the Fiji mail, registered or certified, postage prepaid, and addressed to the respective parties as follows:-

     Lessor:   The Secretary,
               FIJI PUBLIC SERVICES ASSOCIATION,
               G.P.O. Box 1405,
               Suva, Fiji.
               Tel: 311662
               Fax: 301099
               Attn: Mr. Mahendra Chaudhary

     Lessee:   The Managing Director,
               CUL (FIJI) LIMITED,
               P.O. Box 7,
               Nadi, Fiji.
               Tel: 722670
               Fax: 720080
               Attn: Mr. Terence Buckley

11. EACH party shall bear its own Solicitors cost in preparing and attending to execution of this Lease except that the Lessee shall pay disbursements for the stamping and registration of the same.

12.  THIS Lease shall be governed by the laws of Fiji.

13. IN consideration of this Lease the Lessee shall arrange with a Bank in Fiji on execution hereof to give to the Lessor a Bank Bond in the sum of $180,000.00 for the first 5 years as security for the due observance and performance by the Lessee of the conditions and stipulations hereinbefore contained and on its part to be observed and performed. The Bank Bond shall be reduced by $30,000.00 per completed year after completion of 5 years of the Lease until it is reduced to $90,000.00 on completion of the eighth year of the lease when it shall be maintained at $90,000.00 for the balance of the term and the said Bank Bond will apply to any renewal of the term in accordance with clause 4 hereof.

AND IT ITS EXPRESSILY DECLARED AND AGREED by the Lessee that the said Bank Bond shall be provided to the Lessor until expiration of the term of this Lease and that the Lessor shall be entitled to the proceeds of the Bank Bond or part thereof in the event any rent monies is owing or any loss or damage is sustained to the Lessor by reason of the non-fulfillment or non-observance of any of the terms and covenants herein to be performed by the Lessee.

PROVIDED HOWEVER at the expiration or earlier lawful termination of the Lease, the Lessor shall be entitled to the proceeds of the Bank Bond held hereunder.

IN WITNESS WHEREOF the parties have subscribed their names the day and year hereinbefore appearing.

THE COMMON SEAL of FIJI PUBLIC             )
SERVICE ASSOCIATION was hereunto           )
affixed by direction of the Council        )
of the Association in the presence of      )
A. BATISARESAR the President and           )
M.P. CHAUDHARY the General                 )      [Seal]
Secretary of the Association and who       )
certify that they are the proper officers  )
by whom and in whose presence the          )
Seal is to be affixed:                     )

     /s/ A. Batisaresar                            /s/ M.P. Chaudhary
-------------------------------------         ----------------------------------
President                                     General Secretary

THE COMMON SEAL of CUL (FIJI)              )
LIMITED was hereunto affixed in our        )
presence and we certify that we are the    )      [Seal]
proper officers by whom and in whose       )
presence the said Seal is to be affixed:   )

     /s/ Michael J. Rose                           /s/  Allan Youngberg
-------------------------------------         ----------------------------------
Director                                      Secretary

                                       34